UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2007

PROGRESSIVE GAMING

INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-22752	88-0218876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Pilot Road, P.O. Box 98686

Las Vegas, NV 89119

(Address of principal executive offices)

Registrant’s telephone number, including area code

(702) 896-3890

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Progressive Gaming International Corporation, a Nevada corporation (the “Company”) has executed a letter agreement (the “Letter Agreement”) with Ableco Finance LLC, a Delaware limited liability company (“Ableco”), that, among other things, amended that certain Amended and Restated Financing Agreement dated August 4, 2006, as amended (the “Financing Agreement”) by and among the Company, the Lenders party thereto, Ableco, as Collateral Agent, and Ableco, as Administrative Agent, in connection with the Company’s execution of a Purchase Agreement (the “Purchase Agreement”) with Shuffle Master, Inc., a Minnesota corporation (“Shuffle Master”), for the purchase of the Company’s worldwide table games division (the “Asset Sale”). The Letter Agreement became effective on September 28, 2007 in connection with the closing of the Asset Sale. Pursuant to the Letter Agreement, Ableco (as Administrative Agent, Collateral Agent, and on behalf of itself and the other Lenders), the Company and the Guarantors agreed to the following matters (undefined capitalized terms are defined in the Amendment, Consent and Waiver):

•	Ableco consented to the consummation of the Asset Sale.

•	The Company and Ableco agreed to amend certain provisions of the Financing Agreement relating to the use and application of the cash proceeds received in connection with the Asset Sale.

•	Ableco consented to the prepayment of some or all of the Company’s 11.875% Senior Secured Notes due 2008, subject to certain conditions.

•

Ableco waived compliance by the Company and the Guarantors with certain financial covenants for the fiscal quarters ending September 30, 2007 and December 31, 2007, and amended certain other financial covenants.

The Amendment, Consent and Waiver is included as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 above.

The Asset Sale was completed on September 28, 2007. Net cash proceeds received by the Company from the Asset Sale were approximately $19.8 million, which took into account certain working capital adjustments. Pursuant to the Purchase Agreement, the Company remains eligible for Contingent Purchase Price Payments (as defined in the Purchase Agreement) during the twelve month periods beginning December 31, 2008 through December 31, 2016 based on the earnings of the Purchased Assets (as defined in the Purchase Agreement). The Contingent Purchase Price Payments shall not be less than $1,000,000 for the years ended December 31, 2008 and 2009 and not less than $750,000 for the years ended December 31, 2010 and 2011.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The required unaudited pro forma financial information for the fiscal years ended December 31, 2004, 2005 and 2006 and as of and for the six months ended June 30, 2007 is included as Exhibit 99.1 hereto and hereby incorporated by reference herein.

(d) Exhibits.

10.1	Purchase Agreement, dated as of September 26, 2007, by and between the Registrant and Shuffle Master, Inc., incorporated by reference to the Registrant’s Form 8-K/A filed on October 1, 2007.

10.2	Software Distribution License Agreement, dated as of September 26, 2007, by and between the Registrant and Shuffle Master, Inc., incorporated by reference to the Registrant’s Form 8-K/A filed on October 1, 2007.

10.3	Amendment, Consent and Waiver to Amended and Restated Financing Agreement, dated September 26, 2007, by Ableco Finance LLC, as Collateral Agent, and Ableco Finance LLC, as Administrative Agent, the Registrant and the Guarantors party thereto.

99.1	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

Date: October 4, 2007	/s/ Heather A. Rollo
Heather A. Rollo Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement, dated as of September 26, 2007, by and between the Registrant and Shuffle Master, Inc., incorporated by reference to the Registrant’s Form 8-K/A filed on October 1, 2007.

10.2	Software Distribution License Agreement, dated as of September 26, 2007, by and between the Registrant and Shuffle Master, Inc., incorporated by reference to the Registrant’s Form 8-K/A filed on October 1, 2007.

10.3	Amendment, Consent and Waiver to Amended and Restated Financing Agreement, dated September 26, 2007, by Ableco Finance LLC, as Collateral Agent, and Ableco Finance LLC, as Administrative Agent, the Registrant and the Guarantors party thereto.

99.1	Pro forma financial information.